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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 17, 2003


                           priceline.com Incorporated
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             (Exact name of registrant as specified in its charter)



           Delaware                    0-25581                06-1528493
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(State or other Jurisdiction    (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)



          800 Connecticut Avenue, Norwalk, Connecticut              06854
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                (Address of principal office)                     (zip code)



                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         On March 20, 2003, priceline.com Incorporated ("PRICELINE.COM") announced that, in connection with the renewal of a marketing agreement with Marriott International, Inc. ("MARRIOTT"), priceline.com issued Marriott warrants to purchase five million shares of priceline.com common stock, par value $0.008. The warrants, which are not transferable, are fully vested and will be exercisable no earlier than three years from the date of issuance (subject to certain limited exceptions in the event of a reorganization, recapitalization, merger or consolidation involving priceline.com). The exercise price of the warrants will be the closing price of priceline.com's common stock at a pre-determined date in the future. As a result of the issuance of the warrants to Marriott, Priceline.com will incur a non-cash expense in the first quarter of 2003 of approximately 3 to 4 cents per share. Future quarterly financial results are expected to be unaffected by any additional charges associated with the issuance of the warrants to Marriott.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PRICELINE.COM INCORPORATED




                                             By: /s/ Robert J. Mylod
                                                 ------------------------------
                                                 Name:  Robert J. Mylod
                                                 Title: Chief Financial Officer


Date:  March 20, 2003